EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                                        Primary (2)             Fully diluted (3)
                                                                                     earnings per share        earnings per share
                                                                                     1996         1995         1996           1995
Average shares outstanding for the three month
period ending March 31, ........................................................   3,334,037    3,297,521    3,334,037    3,297,521

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock at an exercise price of $6.14
        - $15.675  (407,785 and 358,880  options at March 31, 1997 and 1996,
        respectively) (1).......................................................      23,105       45,897       23,105       45,897
                                                                                   ---------    ---------    ---------    ---------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at March 31, ........................................................      23,105       45,897       23,105       45,897
                                                                                   ---------    ---------    ---------    ---------

Total shares and incremental shares resulting from
conversion of common stock equivalents at March
31, ............................................................................   3,357,142    3,343,418    3,357,142    3,343,418
                                                                                   =========    =========    =========    =========

Percentage of incremental shares resulting from
conversion of common stock equivalents at March
31, ............................................................................        0.69%        1.37%        0.69%        1.37%
                                                                                   =========    =========    =========    =========


                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of March 31, 1997 and 1996, respectively:

                                          March 31, 1997      March 31, 1996
                                          --------------      --------------

                Grant price:   $6.14            3,025              3,025
                Grant price:   $6.82                -              1,650
                Grant price:   $8.375          15,375             32,250
                Grant price:   $9.00            5,550              6,450
                Grant price:   $9.10            4,785              5,005
                Grant price:   $9.213               -              8,500
                Grant price:   $9.875          10,500             10,500
                Grant price:   $9.90                -              1,650
                Grant price:   $10.375          3,000              3,000
                Grant price:   $10.50           4,850              5,850
                Grant price:   $10.625         12,750             12,750
                Grant price:   $10.75          25,500             27,000
                Grant price:   $11.125         12,000             13,000
                Grant price:   $11.55           1,650              1,650
                Grant price:   $11.825         10,000             10,000
                Grant price:   $12.50          17,500                  -
                Grant price:   $12.75           4,000              4,000
                Grant price:   $13.375         95,700                  -
                Grant price:   $13.875         64,200             68,700
                Grant price:   $14.02           1,650              1,650
                Grant price:   $14.25         108,250            126,250
                Grant price:   $14.875          7,500              7,500
                Grant price:   $15.675              -              8,500
                                         -------------     -------------

                                              407,785            358,880
                                         =============     =============



  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months ended March 31, 1997 and 1996, as reported on the American Stock Exchange.

  (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on March 31, 1997 and 1996, as reported on the American Stock Exchange.